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                        Kulicke & Soffa Industries, Inc.
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

                       [Kulicke & Soffa Industries, Inc.]


January 22, 1999


Dear Shareholder:

By now you should have received a copy of the Kulicke & Soffa Industries Inc. 1999 Proxy and FY 1998 Annual Report and Form 10-K. If not, then the documents can be found on the K&S website at address: www.kns.com\ir\proxy\proxy.htm or by calling our Director of Investor Relations, Jim Chiafery at 215-784-6436. The complete sets of documents contain a full discussion of the proxy issues and current financial statements.

In addition to the election of directors and appointment of auditors there are two non-routine proposals on this year's proxy ballot.

The first non-routine item, Proposal #2 seeks approval for the Company to amend its Articles of Incorporation to opt out of an anti-takeover law applicable to Pennsylvania corporations. Under this law, a company acquiring or receiving 20% or more of K&S common shares would be forced to buy any shares offered by other shareholders for "fair value" (as defined by law). This feature makes acquiring companies with K&S stock potentially difficult. For example, a company K&S might want to acquire in a sizeable stock transaction could be forced to buy additional K&S stock offered by others. A potential seller of a business is not likely to take this risk. While there are no current agreements that would trigger this law, the Company has from time to time contemplated acquisitions for stock. Possible acquisitions, even friendly transactions approved by the K&S Board of Directors, could be adversely affected. Removal of this feature by voluntarily opting out, as a number of other publicly traded Pennsylvania companies have done, gives the Company more flexibility in pursuing its ongoing strategy of growth through acquisition.

The second non-routine item, Proposal #3, seeks an additional 2,000,000 shares of stock to be reserved for future grants under employee stock option plans. K&S' management compensation program has been designed to be shareholder-friendly, with key employees receiving a market driven base salary, annual incentives tied directly to achievement of individual and corporate goals, and long-term incentives in the form of stock options. The Company has substantially exhausted shares set aside under its stock option programs of 1988 and 1994. The additional 2,000,000 shares we are proposing to be reserved for future grants will allow us to continue with this compensation methodology.

The K&S Board of Directors recommends a vote FOR each proposal.

On behalf of the Board and our employees, let me thank you for your support. If you have any questions, please do not hesitate to call Jim Chiafery at the number above.

Sincerely,

/s/ C. Scott Kulicke
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C. Scott Kulicke
Chairman and Chief Executive Officer
Kulicke & Soffa Industries, Inc.